Exhibit 4.4

                      FORM OF WARRANT AGREEMENT
                    ADVANCED TISSUE SCIENCES, INC.
                        COMMON STOCK WARRANT
                        --------------------



THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


          This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, -1- ("Holder") is entitled to purchase, subject to the terms and conditions of this Warrant, from Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), -2- fully paid and nonassessable shares of the Common Stock ("Common Stock") of the Company, in accordance with Section 2 during the period commencing the date hereof and ending at 5:00 p.m. California time, June 26, 2000 (the "Expiration Date"), at which time this Warrant will expire and become void unless earlier terminated as provided herein. The shares of Common Stock of the Company for which this Warrant is exercisable as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the "Shares."

           1. EXERCISE PRICE. The initial purchase price for the Shares is six dollars and eighty-six cents ($6.86) per share. Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the "Exercise Price").

           2. EXERCISE AND PAYMENT. At any time after October 7, 1995, this Warrant may be exercised, in whole or in part, from time to time by the Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be in cash or by check payable to the order of the Company.

           3. DELIVERY OF STOCK CERTIFICATES. Within a reasonable time after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder, a certificate or certificates for the number of fully paid and

                                 1.

nonassessable shares of Common Stock which the Holder shall have requested in the Notice of Exercise. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

           4. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

           5. CHARGES, TAXES AND EXPENSES. The Holder shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

           6. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

           7. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

           8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the

                                  2.

total number of Shares purchasable under this Warrant as of such date shall remain the same.

                (b) STOCK DIVIDEND. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

                (c) OTHER DISTRIBUTIONS. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the Company may, at its option, either (i) decrease the per share Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors or (ii) provide by resolution of the Company's Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the shares of Common Stock otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

                (d) MERGER. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                                   3.

                (e) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                (f) OTHER ADJUSTMENTS. If at any time after the date hereof through October 7, 1995 any adjustment in the number of Shares or Purchase Price (as such terms are defined in the Investment Agreements defined below) occurs pursuant to Section 1.3 of those certain Investment Agreements of even date herewith between the Company and the Investors identified therein (the "Investment Agreements"), copies of which have been previously provided to the Holder, then the number of Shares for which this Warrant is exercisable and the Exercise Price shall be adjusted in the same manner and on the same terms as set forth in Sections 1.3(c), (d) and (e) of such Investment Agreements.

           9. NOTICE OF ADJUSTMENTS; NOTICES. Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 8 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

           10. RIGHTS AS STOCKHOLDER. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, or be notified of stockholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.
However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Holder of this Warrant, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                                  4.

           11. RESTRICTED SECURITIES. The Holder understands that this Warrant and the Shares purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the "1933 Act") or an applicable exemption from such registration.
In this connection, the Holder acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resales of the Warrant and the Shares purchasable hereunder. Unless the Shares are subsequently registered pursuant to Section 14, the Holder further acknowledges that the securities legend on Exhibit A to the Notice of Exercise attached hereto shall be placed on any Shares issued to the Holder upon exercise of this Warrant.

           12. CERTIFICATION OF INVESTMENT PURPOSE. Unless a current registration statement under the 1933 Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder covenants and agrees that, at the time of exercise hereof, it will deliver to the Company a written certification executed by the holder that the securities acquired by him upon exercise hereof are for the account of such Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

           13. DISPOSITION OF SHARES. Holder hereby agrees not to make any disposition of any Shares purchased hereunder unless and until:

                 (a) Holder shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

                (b) Holder shall have complied with all requirements of this Warrant applicable to the disposition of the Shares; and

                (c) Holder shall have provided the Company with written assurances, in form and substance satisfactory to legal counsel of the Company, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act has been taken.

          The Company shall NOT be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Section 13 or (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to,

                                 5.

any transferee to whom the Shares have been transferred in contravention of the terms of this Warrant.

           14.  REGISTRATION RIGHTS.

                (a) PIGGYBACK REGISTRATION. If at any time the Company shall determine to register for its own account or the account of others under the 1933 Act any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Warrants or Shares, who is entitled to registration rights under this Section 14(a) written notice of such determination and, if within twenty (20) days after receipt of such notice, such Holder shall so request in writing (hereafter a "Selling Holder"), the Company shall include in such Registration Statement all or any part of the Shares issuable upon exercise of the Warrants (the "Registrable Securities") such Selling Holder requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities which may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities. The obligations of the Company under this Section 14(a) may be waived by Holders holding a majority in interest of the Registrable Securities and shall expire after the Company has afforded the opportunity for the Holders to exercise registration rights for a period of five years from the date hereof under this Section 14(a).

                 (b) OBLIGATIONS OF THE HOLDERS. In connection with the registration of the Registrable Securities, the Selling Holders shall have the following obligations:

                      i. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Selling Holder that such Selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration
Statement, the Company shall notify each Selling Holder of the information the Company requires from each such Selling Holder (the "Requested Information") if such Selling Holder elects to have any of such Selling Holder's Registrable Securities included in the Registration Statement. If

                                 6.

within five (5) business days prior to the filing date the Company has not received the Requested Information from an Selling Holder (a "Non-Responsive Holder"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Holder;

                      ii. Each Selling Holder by such Selling Holder's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Selling Holder has notified the Company in writing of such Selling Holder's election to exclude all of such Selling Holder's Registrable Securities from the Registration Statement; and

                      iii. No Selling Holder may participate in any underwritten registration hereunder unless such Selling Holder (i) agrees to sell such Selling Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Selling Holders entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriter applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.

                 (c) EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to
Section 14(a), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; PROVIDED, HOWEVER, that the Selling Holders shall bear the fees and out-of-pocket expenses of the any legal counsel selected by the Selling Holders in connection with such registration.

                 (d) INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                     i. To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder who holds such Registrable Securities, the directors, if any, of such Selling Holder, the officers, if any, of such Selling Holder, each person, if any, who controls any Selling Holder within the meaning of the 1933 Act, any underwriter (as defined in the 1933 Act) for the Selling Holders, the directors, if any, of such underwriter and

                                  7.

the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the 1933 Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement when it first became effective, or any related final prospectus, amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading (a "Violation"). The Company shall reimburse the Selling Holders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 14(d)(i) shall not apply in such case to the extent any such Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, and shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

                     ii. In connection with any Registration Statement in which a Selling Holder is participating, each such Selling Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 14(d)(i), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in connection with such Registration Statement, and such Selling Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement

                                 8.

contained in this Section 14(d)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Selling Holder, which consent shall not be unreasonably withheld.

                     iii. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

                     iv. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 14 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Section 14, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; PROVIDED, HOWEVER, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Selling
Holders; such legal counsel shall be selected by the Selling Holders holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 14, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 14 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                (e) CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 14 to the fullest extent permitted by law; PROVIDED, HOWEVER, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in

                                 9.

Section 14, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                 (f) REPORTS UNDER EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                      i. make and keep public information available, as those terms are understood and defined in Rule 144; and

                      ii. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                      iii. furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration pursuant to Rule 144.

                (g) ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Holders to transferees or assignees of all or any portion of such securities only if: (a) the Holder agrees in writing with the transferee or assignee to assign such rights, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee,
(ii) a copy of the agreement between Holder and the transferee regarding the assignment, and (iii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (d) such assignment is in accordance with and permitted by law and all other agreements between the transferor or assignor and the Company, including without limitation, stockholder's agreements, warrants and subscription agreements, and the transferor or assignor otherwise is not in material default of

                                  10.

any obligation to the Company under any such other agreement, and (d) at or before the time the Company received the written notice contemplated by clause
(b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

                (h) TERMINATION OF REGISTRATION RIGHTS. No Holder of Warrants or Shares shall be entitled to exercise any right provided for in this Section 14 at such time as such holder would be able to dispose of all of its Registrable Securities in any six (6) month period under SEC Rule 144.

          15.  MISCELLANEOUS.

                (a) ASSIGNMENT. This Warrant shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                (b) RESTRICTIONS. By receipt of this Warrant, the Holder makes the same representations with respect to the acquisition of this Warrant as the Holder is required to make upon the exercise of this Warrant and acquisition of the Shares purchasable hereunder as set forth in the Form of Investment Letter attached as Exhibit A to the Notice of Exercise attached hereto.

                (c) NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three
(3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions) at the address indicated below or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

            To Holder:          3-


            To the Company:     Advanced Tissue Sciences, Inc.
                                10933 North Torrey Pines Road
                                La Jolla, CA  92037
                                Attention:  President

            With a copy to:     Brobeck, Phleger & Harrison
                                4675 MacArthur Court, Suite 1000
                                Newport Beach, CA 92660
                                Attention:  Laura M. Brower, Esq.

                (d) GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                                   11.

                (e) ENTIRE AGREEMENT. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

                (f) BINDING EFFECT. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.

                (g) WAIVER; CONSENT. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

                (h) SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

            IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Warrant effective as of the date hereof.



DATED: June 26, 1995                        THE COMPANY:
                                            -----------

                                            Advanced Tissue Sciences, Inc.


                                            By:
                                               ---------------------------
                                                Arthur J. Benvenuto
                                                Chairman, President and
                                                Chief Executive Officer


                                            HOLDER:
                                            ------



                                               ---------------------------
                                                1-

                                       12.

                                NOTICE OF EXERCISE
                                ------------------


To:     ADVANCED TISSUE SCIENCES, INC.


           1. The undersigned hereby elects to purchase ---------- shares of Common Stock ("Stock") of Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

           2. Attached as Exhibit A is an appropriate investment representation letter addressed to the Company and executed by the undersigned as required by Section 12 of the Warrant.

           3. Please issue certificates representing the shares of Stock purchased hereunder in the names and in the denominations indicated on Exhibit A attached hereto.

           4. Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.


Dated:
       --------------------                        -------------------------
                                                   1-

                                    EXHIBIT A
                                    ----------



To:     ADVANCED TISSUE SCIENCES, INC.


          In connection with the purchase by the undersigned of ___________ shares of the Common Stock (the "Stock") of Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), upon exercise of that certain Common Stock Warrant dated as of June 26, 1995 the undersigned hereby represents and warrants as follows:

           1. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

           2. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

           3. Without in any way limiting the representations set forth above, the undersigned agrees not to make any disposition of all or any portion of the Stock unless and until:

               (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) The undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested, the undersigned shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. The Company will not require an opinion of counsel for sales made pursuant to Rule 144 except in unusual circumstances.

           4. The undersigned understands the instruments evidencing the Stock may bear the following legend:

            THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.



Dated:
        -------------------------                -------------------------------
                                                 1-






                                   A-2